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EXHIBIT 99.2

                               WELLS FARGO & COMPANY AND SUBSIDIARIES
                               CONSOLIDATED STATEMENT OF CASH FLOWS
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                                                                   Nine months ended September 30,
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(in millions)                                                          1998                  1997
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CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $    999              $    857
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                         510                   420
      Depreciation and amortization                                     683                   683
      Investment securities gains                                       (41)                   (6)
      Gains on sales of loans                                           (67)                  (41)
      Gains from dispositions of operations                             (89)                   (7)
      Net decrease in accrued interest receivable                         5                   128
      Net increase in accrued interest payable                           66                    74
      Net decrease (increase) in loans originated for sale              174                   (75)
      Other, net                                                       (117)                1,227
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Net cash provided by operating activities                             2,123                 3,260
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CASH FLOWS FROM INVESTING ACTIVITIES:
  Securities available for sale:
    Proceeds from sales                                                 558                   275
    Proceeds from prepayments and maturities                          4,038                 3,270
    Purchases                                                        (2,868)                 (726)
  Net (increase) decrease in loans resulting from originations
    and collections                                                    (463)                1,755
  Proceeds from sales (including participations) of loans             1,237                   158
  Purchases (including participations) of loans                         (97)                 (210)
  Proceeds from dispositions of operations                              473                     8
  Proceeds from sales of foreclosed assets                              115                   116
  Net increase in federal funds sold and securities
    purchased under resale agreements                                  (998)                   (1)
  Other, net                                                           (151)                   54
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Net cash provided by investing activities                             1,844                 4,699
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CASH FLOWS FROM FINANCING ACTIVITIES:
  Net decrease in deposits                                           (2,430)              (10,899)
  Net increase (decrease) in short-term borrowings                   (1,955)                2,296
  Proceeds from issuance of senior debt                                  --                   700
  Repayment of senior debt                                             (693)                 (525)
  Proceeds from issuance of subordinated debt                           250                    --
  Repayment of subordinated debt                                       (300)                 (351)
  Proceeds from issuance of guaranteed preferred beneficial
    interests in Company's subordinated debentures                       --                   149
  Proceeds from issuance of common stock                                 87                    67
  Redemption of preferred stock                                          --                  (325)
  Repurchase of common stock                                           (429)               (1,452)
  Payment of cash dividends on preferred stock                          (13)                  (21)
  Payment of cash dividends on common stock                            (333)                 (350)
  Other, net                                                            218                (1,161)
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Net cash used by financing activities                                (5,598)              (11,872)
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  NET CHANGE IN CASH AND CASH EQUIVALENTS (DUE FROM BANKS)           (1,631)               (3,913)

Cash and cash equivalents at beginning of period                      8,169                11,736
                                                                   --------              --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $  6,538              $  7,823
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Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                                       $  1,536              $  1,636
    Income taxes                                                   $    645              $    558
  Noncash investing activities:
    Transfers from loans to foreclosed assets                      $     73              $     76
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